Exhibit 99.1

Superlatus, Newly Merged with TRxADE HEALTH, Acquires the assets of Spero Foods, a plant-based tech company Disrupting the Dairy and Egg Industry.

●	Spero is another addition to the growing Superlatus CPG portfolio under their Urgent Company umbrella of brands.

●	Spero® is a plant-based tech company specializing in alternative dairy and egg replacements, on a mission to outcompete traditional dairy and egg products in scale, price, taste, and nutrition by utilizing internationally patent-pending technologies that transforms low-cost, sustainable, and scalable ingredients into plant-based alternatives.

●	Spero’s mission is to scale mainstream dairy alternatives and have them be delicious, affordable, and available to everyone, everywhere.

TAMPA, FL, Oct. 4, 2023 (GLOBE NEWSWIRE) -- Superlatus, Inc. (“Superlatus”), wholly owned subsidary of TRxADE HEALTH, Inc. (NASDAQ: MEDS), a pharmaceutical exchange platform provider, entered into an all-cash asset purchase agreement to acquire the assets of Spero Foods, Inc. (“Spero”) on October 2, 2023.

The acquisition expands Superlatus growing portfolio of CPG brands under their Urgent Company umbrella, joining Coolhaus, Modern Kitchen, Brave Robot, and others. The purchase of Spero will produce affordable, clean, sustainable plant-based dairy and egg alternatives. With twenty-one global patents and patents pending and novel process engineering for high throughput low-cost plant-based dairy, Spero recreates staple foods, in ways that are good for individuals and the planet.

“We are thrilled to welcome the Spero Food brands to our portfolio of CPG assets,” said Superlatus CEO Timothy Alford. “Knowing that climate change affects every person on the earth, Spero has taken it upon themselves to create delicious, nutritious, and sustainable plant-based foods that are competitive in pricing to traditional dairy products. Together with the Spero team, we are most excited by the new opportunities to grow Spero globally.”

Spero has created the first-of-its-kind Sunflower Cream Cheese and Cheese Spreads. Additionally, Spero has major innovations planned for 2024, including launching plant-based Mozzarella Sticks, Shreds and Cheddar Shreds and reformulating their cream cheese and cheese spreads to fool even the most ardent dairy connoisseur. The brand will bring additional innovation to the milk, egg, and yogurt categories in the coming years. Through developing additional plant-based and affordable offerings, Spero is getting closer to its goal to build a world leading plant-based company and to help feed and heal the world.

About Spero Foods, Inc.

Spero® is a plant-based tech company on a mission to outcompete traditional dairy and egg products in scale, price, taste and nutrition, by employing internationally patent-pending technology that transforms low-cost, sustainable, and scalable ingredients into plant-based dairy. For more information on Spero, please visit Spero’s website https://sperofoods.co.

About Superlatus, Inc.

Superlatus is a diversified food technology company with distribution capabilities. We scale food innovation and transformational change to our food systems to optimize food security and population health via innovative CPG products, agritech, food-tech, plant-based proteins and alt- proteins. We provide industry-leading processing and forming technologies that create high nutrition, high taste, and textured foods. Our management team consists of world-class food executives with an unparalleled understanding of technology and taste. For more information on Superlatus, please visit Superlatus’ website at https://www.superlatusfoods.com.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving approximately 14,500+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. The Company plans to exit the health services IT business. For more information on TRxADE HEALTH, please visit the Company’s IR websiteat investors.trxadegroup.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or TRxADE’s future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about TRxADE, its industry, beliefs, and assumptions. Such forward-looking statements include, but are not limited to, statements regarding TRxADE’s or TRxADE’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond TRxADE’s control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; TRxADE’s ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; TRxADE’s ability to continue as a going concern; security interests under certain of TRxADE’s credit arrangements; TRxADE’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against TRxADE; unanticipated difficulties or expenditures relating to TRxADE’s business plan; and those risks detailed in TRxADE’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. TRxADE undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

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